UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32750 (Commission File Number)	20-8901733 (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)

(310) 893-0550
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 23, 2015, Spark Networks, Inc. (the “Company”) paid in full and terminated its senior credit facility represented by that certain Credit Agreement dated as of February 14, 2008, among the Company, Spark Networks USA, LLC, the guarantors thereto, the lenders thereto and Bank of America, N.A., as administrative agent for the lenders, as such agreement was amended from time to time.  In connection with the termination of the senior credit facility, the Company paid $8,750 in fees relating to the termination.  The Company has received a term sheet from another lender regarding the establishment of a new credit facility for the Company in the first quarter of 2016, but there can be no assurance that the Company ultimately will enter into a new credit facility.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 24, 2015, the Board of Directors of the Company appointed Michael Egan, the Company’s Chief Executive Officer, to the Board of Directors effective as of January 1, 2016.   Mr. Egan will not receive compensation for serving as a member of the Company’s Board of Directors. There are no arrangements or understanding between Mr. Egan and any other person pursuant to which he was elected as director of the Company, and there is no information required to be disclosed with respect to Mr. Egan pursuant to Item 404(a) of Regulation S-K. At the time of his appointment to the Board, Mr. Egan will not serve as a member of any committee of the Board.

Execution of Employment Agreements with Officers

On December 28, 2015, Spark Networks, Inc. (the “Company”) entered into employment agreements (each, an “Employment Agreement,” and collectively, the “Employment Agreements”) with Michael Egan, the Company’s Chief Executive Officer, John Volturo, the Company’s Chief Marketing Officer, and Robert O’Hare, the Company’s Chief Financial Officer (each, an “Executive,” and collectively, the “Executives”).

The Employment Agreements are effective as of January 1, 2016 and provide as follows:

Term.  The term of each Employment Agreement commences on January 1, 2016 and shall run for a period of twelve months from January 1, 2016.  Each Employment Agreement shall automatically renew on the first day of the following calendar year (the “Renewal Date”), and renew annually on the Renewal Date, but is terminable for any reason or no reason by either the Company or the Executive with sixty (60) days advance written notice before the Renewal Date.

Annual Base Salary.  During the term, the Company shall pay the following annual base salaries: $315,000 for Mr. Egan; $290,000 for Mr. Volturo; and $250,000 for Mr. O’Hare.  During the term, the base salary may be increased but not decreased.

Short-Term Annual Incentive. Each Executive shall be eligible to receive a short-term annual incentive (“STI”) based upon specific operational goals to be determined by (i) in the case of Mr. Egan, the Compensation Committee of the Board, and (ii) in the case of the other Executives, by the Chief Executive Officer and mutually agreed to by such Executive.  Mr. Egan’s target STI for 2016 is $150,000; Mr. Volturo’s target STI for 2016 is $100,000; and Mr. O’Hare’s target STI for 2016 is $55,000.

Economic Performance Incentive. Based upon each Executive’s satisfaction of goals as determined by the Board of Directors of the Company, each Executive shall be granted restricted stock units (“RSUs”) in the Company under the Company’s 2007 Omnibus Incentive Plan (the “Plan”).  Such goals shall be established annually and shall relate both to revenue levels and EBITDA levels.  For 2016, the tiers for the number of RSUs for which an Executive may be eligible are as follows: (1) for Mr. Egan, 30,000 RSUs at the base level, 60,000 RSUs for the goal level, and 100,000 RSUs for the stretch level; (2) for Mr. Volturo, 20,000 RSUs at the base level, 40,000 RSUs for the goal level, and 66,667 RSUs for the stretch level; and (3) for Mr. O’Hare, 12,000 RSUs at the base level, 24,000

RSUs for the goal level, and 40,000 RSUs for the stretch level. Any such grant of RSUs shall vest on the one year anniversary following the close of the 2016 fiscal year.  In the event of termination of employment by the Company without “Cause” (as defined in each Employment Agreement) or by Executive for any reason, any granted but unvested RSUs will continue to vest according to schedule.  In the event of termination by the Company for Cause, any granted but unvested RSUs shall be forfeited.  RSUs for the 2017 fiscal year, or any year thereafter, are not covered by the Employment Agreements and remain subject to future determination by the Board.

Termination of Employment.  Either the Company or Executive may terminate Executive’s employment at any time, with or without Cause, during the term of the Employment Agreement.  In the event the Executive’s employment terminates as described below under clauses (i) through (iii) or Executive is terminated by the Company for Cause, the Company shall pay to Executive upon Executive’s termination of employment: (i) the prorated base salary earned as of the date of Executive’s termination of employment, plus (ii) the accrued but unused vacation as of the date of Executive’s termination of employment, plus (iii) an STI payment in the discretion of the CEO (or, in the case of Mr. Egan, the Compensation Committee).  Any unvested equity interests held by Executive shall be forfeited upon the employment termination date, except as otherwise provided herein.

(i)Severance upon Involuntary Termination without Cause and Termination by Executive with Good Reason.  In addition to any payments set forth above, in the event that the Company causes to occur an involuntary termination without Cause or in the event that Executive resigns from employment with the Company for Good Reason (as defined in the Employment Agreement) during the term, Executive shall be entitled to a “Severance Package” that consists of the following: (i) a “Severance Payment” equal to 50% of Executive’s base salary, paid in equal installments on the Company’s normal payroll dates for a period of six (6) months beginning with the payroll date following the sixtieth (60th) day following such termination, (ii) reimbursement of any COBRA payments paid by Executive in the twelve (12) month period following Executive’s termination of employment, and (iii) a pro-rata granting of Executive’s RSUs based on the number of days worked during the period of employment and on the CEO’s (or, in the case of Mr. Egan, the Compensation Committee’s) good faith evaluation of Executive’s performance.  Executive’s eligibility for any Severance Package will be conditional on Executive executing a Separation Agreement that includes a general mutual release by the Company and Executive in favor of the other.

(ii)Severance upon Change in Control.  In addition to any payments set forth above, other than as set forth in (i), in the event of a Change in Control (as defined in each Employment Agreement), and following the Change in Control, Executive resigns for any of the three following reasons: (i) Executive’s base salary is reduced by the Company; (ii) a reduction in Executive’s title, or a material reduction in Executive’s duties, authorities, and/or responsibilities; or (iii) a requirement by the Company, without Executive’s consent, that Executive relocate to a location greater than thirty-five (35) miles from Executive’s place of residence, then Executive shall be entitled to a “Severance Package” that consists of the following: (i) a “Severance Payment” equal to 100% of Executive’s base salary, paid in equal installments on the Company’s normal payroll dates for a period of one (1) year beginning with the payroll date following the sixtieth (60th) day following such termination, and (ii) reimbursement of any COBRA payments paid by Executive in the twelve (12) month period following Executive’s termination of employment.  Executive’s eligibility for any Severance Package will be conditional on Executive executing a Separation Agreement that includes a general mutual release by the Company and Executive in favor of the other.

(iii)Death or Disability.  In the event that Executive dies or terminates employment by reason of a Disability (as defined in the Employment Agreement) during the term, Executive shall be entitled to (i) payment of the unpaid prorated base salary earned as of the date of Executive’s death or Disability (the “Measurement Date”), and (ii) reimbursement of any COBRA payments paid by Executive or his estate or beneficiaries in the twelve (12) month period following the Measurement Date.

Change of Control.  In the event of a Change in Control (as defined in each Employment Agreement), 100% of any RSUs granted to Executive under the Employment Agreement that are not yet vested shall vest immediately upon such Change in Control.  If such Change in Control occurs prior to Executive being awarded any RSUs under the Employment Agreement, Executive shall be granted, and fully vested in, the “stretch” number of RSUs immediately prior to such Change in Control becoming effective.

Board Appointment.  Mr. Egan’s Employment Agreement provides that as of January 1, 2016, the Board of Directors of the Company shall appoint Mr. Egan to the Company’s Board of Directors.

Other Terms. Subject to certain exceptions as provided in each Employment Agreement, during Executive’s employment with the Company and for a period of twelve (12) months thereafter, each Executive has agreed that he will not knowingly interfere with the Company’s relationship with any of the customers of the Company with whom Executive has had contact or knowingly interfere with the Company’s business by directly contacting any Company officers or key employees for the purpose of inducing or encouraging them to discontinue their employment with the Company.

The foregoing summary of the Employment Agreements are qualified in their entirety by the texts of the Employment Agreements, copies of which are attached hereto as Exhibits 10.1 through 10.3 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Spark Networks, Inc. and Michael Egan, dated December 28, 2015.
10.2	Employment Agreement between Spark Networks, Inc. and John Volturo, dated December 28, 2015.
10.3	Employment Agreement between Spark Networks, Inc. and Robert O’Hare, dated December 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Dated: December 29, 2015	By:	/s/ Robert W. O’Hare
Robert W. O’Hare
Chief Financial Officer
(Principal financial officer and duly authorized signatory)

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Spark Networks, Inc. and Michael Egan, dated December 28, 2015.
10.2	Employment Agreement between Spark Networks, Inc. and John Volturo, dated December 28, 2015.
10.3	Employment Agreement between Spark Networks, Inc. and Robert O’Hare, dated December 28, 2015.